Exhibit 10.38

EXECUTION VERSION

AMENDMENT NUMBER THREE

to the

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

dated as of July 13, 2018

between

BARCLAYS BANK PLC,

and

VELOCITY COMMERCIAL CAPITAL, LLC

This AMENDMENT NUMBER THREE (this “Amendment”) is made as of this 25th day of October, 2019, by and between Barclays Bank PLC (“Barclays”, the “Purchaser” and “Agent”), and Velocity Commercial Capital, LLC (“Seller”), to that certain Amended and Restated Master Repurchase Agreement, dated as of July 13, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and between Purchaser and Seller.

WHEREAS, Purchaser, Agent and Seller have agreed to amend the Agreement as more particularly set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.    Amendments. Effective as of October 25, 2019 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:

(a)    Section 2(a) of the Agreement is hereby amended by deleting the definition of “Maturity Date” in its entirety and replacing it with the following:

“Maturity Date” means October 23, 2020.

SECTION 2.    Fees and Expenses. Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser and Agent in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchaser and Agent incurred in connection with this Amendment, in accordance with Section 23(a) of the Agreement.

SECTION 3.    Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 4.    Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5.    Representations. In order to induce Purchaser and Agent to execute and deliver this Amendment, Seller hereby represents to Purchaser and Agent that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no Default or Event of Default has occurred and is continuing under the Program Documents.

SECTION 6.    Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law which shall be applicable).

SECTION 7.    Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

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IN WITNESS WHEREOF, Purchaser, Agent and Seller have caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BARCLAYS BANK PLC, Purchaser and Agent

By:	/s/ Courtney Henry
Name: Courtney Henry
Title: Director

VELOCITY COMMERCIAL CAPITAL, LLC, Seller

By:	/s/ Jeff Taylor
Name: Jeff Taylor
Title: Executive Vice President